UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2025

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2025, NCL Corporation Ltd. (“NCLC”) closed its previously announced exchanges (collectively, the “Exchange”) of $353,876,000 in aggregate principal amount of NCLC’s 5.375% Exchangeable Senior Notes due 2025 (the “2025 Notes”) held by certain institutional investors (collectively, the “Holders”) for (i) $353,876,000 in aggregate principal amount of NCLC’s newly issued 0.875% Exchangeable Senior Notes due 2030 (the “2030 Notes”) and (ii) an aggregate cash payment (the “Cash Payment”) of $64,005,553, plus accrued and unpaid interest on the 2025 Notes to be exchanged to, but excluding, the closing date of the Exchange. The Cash Payment was equal to the gross proceeds from registered direct offerings by Norwegian Cruise Line Holdings Ltd.’s (“NCLH”), the direct parent company of NCLC, of 3,358,098 ordinary shares to the Holders at a price of $19.06 per share (the “Equity Offerings”) and represents the remainder of NCLC’s exchange obligation in excess of the aggregate principal amount of the 2025 Notes that were exchanged.

The 2030 Notes were issued pursuant to an indenture, dated April 7, 2025, by and among NCLC, as issuer, NCLH, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The 2030 Notes are general senior unsecured obligations of NCLC and guaranteed by NCLH on a senior unsecured basis.

Interest on the 2030 Notes will accrue from April 7, 2025 and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2025, at a rate of 0.875% per year. The 2030 Notes will mature on April 15, 2030 (the “Maturity Date”) unless earlier exchanged, redeemed or repurchased.

Holders may exchange all or a portion of the 2030 Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding October 15, 2029, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after October 15, 2029 until the close of business on the business day immediately preceding the Maturity Date, regardless of whether such conditions have been met. Upon exchange of the 2030 Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the 2030 Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares of NCLH (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the 2030 Notes to be exchanged. The initial exchange rate per $1,000 principal amount of 2030 Notes is 38.1570 ordinary shares, which is equivalent to an initial exchange price of approximately $26.21 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 37.5% above the offering price in the Equity Offerings.

On or after April 20, 2028, NCLC may redeem for cash all or part of the 2030 Notes, at its option, if the last reported sale price of ordinary shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which NCLC provides notice of an optional redemption at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the optional redemption date. If NCLC elects to redeem fewer than all of the outstanding 2030 Notes, at least $150.0 million aggregate principal amount of 2030 Notes must be outstanding and not subject to optional redemption as of the relevant optional redemption date. NCLC may also redeem the 2030 Notes, in whole but not in part, following the occurrence of certain tax law changes at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of a “fundamental change,” which term includes certain change of control transactions, NCLC must offer to repurchase the 2030 Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. In addition, if certain corporate events occur prior to the Maturity Date or if NCLC delivers a notice of tax redemption or notice of optional redemption, NCLC will, in certain circumstances, increase the exchange rate for a holder who elects to exchange its 2030 Notes in connection with such corporate event, notice of tax redemption or notice of optional redemption, as the case may be.

The Indenture contains customary covenants and events of default.

The foregoing summary of the Indenture and the 2030 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated April 7, 2025, by and among NCL Corporation Ltd., as issuer, Norwegian Cruise Line Holdings Ltd., as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on April 7, 2025 (File No. 001-35784)).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2025

NCL CORPORATION LTD.

By:	/s/ Mark A. Kempa
	Name:	Mark A. Kempa
	Title:	Executive Vice President and Chief Financial Officer

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